Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

GRANDE COMMUNICATIONS HOLDINGS, INC.

Offer To Exchange Grande Communications Holdings, Inc.’s

14% Senior Secured Notes due 2011

That Have Been Registered Under the Securities Act of 1933

For Any and All of Grande Communications Holdings, Inc.’s

14% Senior Secured Notes due 2011

Pursuant to the Prospectus Dated                     , 2004

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2004 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY GRANDE COMMUNICATIONS HOLDINGS, INC.

This form or one substantially equivalent hereto must be used by a holder of Outstanding Notes (as defined below) to accept the Exchange Offer of Grande Communications Holdings, Inc. (the “Issuer”) and to tender Outstanding Notes to U.S. Bank National Association, as exchange agent (the “Exchange Agent”) pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Procedures for Tendering Outstanding Notes—Guaranteed Delivery” of the Issuer’s Prospectus dated                     , 2004 (the “Prospectus”) and in Instruction 1 to the related Letter of Transmittal. The Exchange Offer provides holders of the Issuer’s outstanding 14% Senior Secured Notes due 2011 (the “Outstanding Notes”) the opportunity to exchange such Outstanding Notes for the 14% Senior Secured Notes due 2011 offered pursuant to the Prospectus (the “Exchange Notes”), which Exchange Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement of which the Prospectus is a part. Any holder who wishes to tender Outstanding Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

U.S. Bank National Association, Exchange Agent

By Mail:	By Facsimile:

U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107-2292 Attention: Corporate Trust Department Phone: (651) 495-3913	(651) 495-8097 Attention: Corporate Trust Department

Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service. Facsimile transmission is available to a member firm of a registered national securities exchange, a member firm of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (an “Eligible Institution”).

DELIVERY OF THIS NOTICE TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amounts of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 1 of the Letter of Transmittal.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Certificate Number(s)(if known) of Outstanding Notes or Account Number at the Book-Entry Facility	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered

Total

Signature of Registered Holder(s) or Authorized Signatory:	Principal Amount of Outstanding Notes Tendered: $

Date:	Certificate Nos. (if available):

Name(s):
Total Principal Amount Represented by Outstanding Note Certificate(s):

$

Address:
CHECK IF OUTSTANDING NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER

☐ The Depository Trust Company

Account Number:
Zip Code

Area Code and Tel. No.(s):

(Please Type or Print)

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, being an Eligible Institution, hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, together with the Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the Book-Entry Transfer Facility described in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Outstanding Notes—Guaranteed Delivery” and in the Letter of Transmittal, in proper form for transfer), and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the date of execution of the Notice of Guaranteed Delivery.

Name of Firm	Authorized Signature

Address	Title

Name:

Zip Code	(Please Type or Print)

Area Code and Tel. No.:	Dated:

NOTE:	DO NOT SEND OUTSTANDING NOTE CERTIFICATES WITH THIS FORM. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.